March 27, 2009
ATTORNEYS AT LAW

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MILWAUKEE, WISCONSIN  53202-5306
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WRITER’S DIRECT LINE
414.297.5596
pfetzer@foley.com Email

CLIENT/MATTER NUMBER
063723-0101

Via EDGAR

Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549

Re:	OCM Mutual Fund
File Nos. 002-90810 and 811-04010

Ladies and Gentlemen:

On behalf of OCM Mutual Fund, a Massachusetts business trust (the “Trust”), we are transmitting for filing pursuant to Rules 472 and 485 under the Securities Act of 1933, as amended, Post-Effective Amendment No. 43 to the Trust’s Form N-1A Registration Statement, including exhibits, which has been marked to show the changes in the Registration Statement effected to Post-Effective Amendment No. 42 by Post-Effective Amendment No. 43.

The Trust has designated on the facing sheet of Post-Effective Amendment No. 43 that such Post-Effective Amendment become effective immediately upon filing, pursuant to Rule 485(b).  As required by Rule 485(b)(4), the required representations have been made by certification on the signature page to Post-Effective Amendment No. 43.  Pursuant to Rule 485(b)(4) the undersigned, counsel for the Trust, represents that Post-Effective Amendment No. 43 to the Trust’s Form N-1A Registration Statement does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Please call the undersigned at (414) 297-5596 should you have any questions regarding this filing.

Very truly yours,

/s/Peter D. Fetzer
Peter D. Fetzer

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Attachments

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.